Exhibit 10.1

PC CONNECTION, INC.

Restricted Stock Unit Agreement

Granted Under the Amended and Restated 2007 Stock Incentive Plan

AGREEMENT made this [    ] day of [            ], between PC Connection, Inc., a Delaware corporation (the “Company”), and [insert name of Recipient] (the “Recipient”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Issuance of Restricted Stock Units.

In consideration of services rendered to the Company by the Recipient, the Company shall issue to the Recipient, subject to the terms and conditions set forth in this Agreement and in the Company’s Amended and Restated 2007 Stock Incentive Plan, as amended (the “Plan”), [insert number of units granted] restricted stock units (each an “RSU” and together the “RSUs”), each representing the right to receive one share (each a “Share” and together the “Shares”) of common stock, $0.01 par value, of the Company (“Common Stock”) upon satisfaction of the vesting conditions set forth in Section 2. The Recipient agrees that the Shares shall be subject to the vesting and forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.

2. Vesting.

(a) The RSUs shall vest in accordance with the vesting schedule in Schedule A attached hereto. Any fractional Shares resulting from the application of the foregoing percentages shall be rounded down to the nearest whole number Shares. In the event that the Recipient ceases to be employed or engaged by the Company for any reason or no reason, with or without cause, prior to a vesting date, no further RSUs shall vest and the unvested RSUs shall be automatically and immediately forfeited to the Company, without the payment of any consideration to the Recipient, effective as of such termination of employment or engagement. The Recipient shall have no further rights with respect to any RSUs that are so forfeited.

(b) If the Recipient is employed or engaged by a subsidiary of the Company, any references in this Agreement to employment with or engagement by the Company shall instead be deemed to refer to employment with or engagement by such subsidiary.

3. Restrictions on Transfer.

(a) The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, until such RSUs have vested and any additional restrictions on the sale of such shares set forth in this agreement have expired or been released, except that the Recipient may transfer such RSUs: (a) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Compensation Committee (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Recipient and/or Approved Relatives, provided that such RSUs shall remain subject to this Agreement (including, without limitation, the vesting and forfeiture provisions set forth in Section 2 and the restrictions on transfer set forth in this Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; or (b) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation); provided that the securities or other property received by the Recipient in connection with such transaction shall remain subject to this Agreement.

(b) The Company shall not be required (i) to transfer on its books any of the RSUs which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such RSUs any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

4. Distribution of Shares.

(a) Subject to Section 2 of this Agreement, the Company will distribute to the Recipient, as soon as administratively practical after the vesting date, the Shares represented by the RSUs that vested on such vesting date.

(b) The Company shall not be obligated to issue to the Recipient the Shares upon vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

5. Provisions of the Plan.

(a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Recipient with this Agreement.

(b) As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan) other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding RSU shall inure to the benefit of the Company’s successor and shall, unless the Board of Directors determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such RSU. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Company’s Common Stock is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

6. Withholding Taxes; No Section 83(b) Election.

(a) The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the grant of the RSUs, the issuance of the Shares to the Recipient upon vesting of the RSUs or otherwise with respect to this Award. On each date on which unvested RSUs vest pursuant to this Agreement, the Company shall deliver written notice to the Recipient of the amount of withholding taxes due with respect to the vesting of those unvested RSUs that vest on such date; provided, however, that the total tax withholding cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal, state, local or foreign tax purposes, including payroll and social taxes, that are applicable to such supplemental taxable income). The Recipient shall satisfy such tax withholding obligations by the Company retaining, on each date on which unvested RSUs vest under this Agreement, such number of Shares that are issuable with respect to such RSUs as have a fair market value (calculated using the last reported sale price of the Common Stock of the Company on the NASDAQ Global Select Market on such vesting date, or if such vesting date is not a NASDAQ Global Select Market trading day, then on the trading day immediately preceding such vesting date) equal to the amount of the Company’s statutory minimum tax withholding obligation in connection with the vesting of such unvested RSUs. The retention of Shares by the Company shall happen automatically, without any action required on the part of the Recipient, and the Company is hereby authorized to take such actions as are necessary to effect such retention.

(b) The Recipient has reviewed with the Recipient’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Recipient understands an election under Section 83(b) of the U.S. Internal Revenue Code is not available with respect to the RSUs.

7. Miscellaneous.

(a) No Rights to Employment or Engagement. The Recipient acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service at the will of the Company (not through the act of being hired or being issued RSUs hereunder). The Recipient further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant or otherwise for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Recipient and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7(e).

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Recipient.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(j) Recipient’s Acknowledgments. The Recipient acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Recipient’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PC CONNECTION, INC

By:
[insert name and title]

Accepted and Agreed

[insert name of recipient]

Schedule A